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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marshall C. Turner, Satish Rishi, James W. Boeckman and William H. Carroll, and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, granting unto said attorneys-fact and agents, and each of them, full power and authority to do any and all acts and things in his or her name which Marshall C. Turner, Satish Rishi, James W. Boeckman and William H. Carroll, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration of 180,697 shares of common stock of DuPont Photomasks, Inc. for resale by Infineon Technologies AG pursuant to a Registration Statement on Form S-3, including specifically, but not limited to, the power and authority to sign such Form S-3, any and all amendments thereto and any other forms or documents related to such Form S-3 which are required under federal securities laws and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts and each such counterpart shall be considered an original hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand as of this 4th day of May 2004.

/s/ Robert J. Boehlke Robert J. Boehlke
/s/ Susan Vladuchick Sam Susan Vladuchick Sam
/s/ William T. Siegle William T. Siegle

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  Exhibit 24.1
POWER OF ATTORNEY